UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2010

Date of Report (date of earliest event reported)

VIVUS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1172 Castro Street, Mountain View, California 94040

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (650) 934-5200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2010, VIVUS, Inc. (the “Company”) announced that on October 1, 2010, it had entered into a definitive asset purchase agreement with MEDA AB (“Meda”) to transfer its rights and assets related to MUSE®, transurethral alprostadil, for the treatment of erectile dysfunction (ED) (the “Transaction”).  Meda has been the Company’s European distributor of MUSE since 2002.  The assets being transferred in the Transaction include the United States and foreign MUSE patents, existing inventory and the manufacturing facility located in Lakewood, New Jersey.  It is expected that the Company’s employees that are MUSE dedicated, including the field sales force, will join Meda. The Company will retain all of the liabilities associated with the pre-closing operations of the MUSE business and the accounts receivables for pre-closing MUSE sales.  The closing of the Transaction must occur on or before November 15, 2010 and is contingent upon the satisfaction of various closing conditions, including the release of security interests in certain assets associated with outstanding loans from Deerfield Management Company, L.P., and affiliates, and Crown Bank, N.A.  Under the terms of the Transaction, the Company will receive an upfront payment of $22 million upon the closing and is eligible to receive an additional $1.5 million based on future sales of MUSE.  Upon the closing of the Transaction, Meda will be responsible for the manufacturing, selling and marketing of MUSE.  Meda will also assume all post-closing expenses and liabilities associated with MUSE.  The Company has agreed not to develop, manufacture or sell any transurethral erectile dysfunction drugs for a period of three years following the closing of the Transaction.

A copy of the Asset Purchase Agreement, dated October 1, 2010 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1 †	Asset Purchase Agreement, dated October 1, 2010.

† Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2010	VIVUS, INC.

/s/ Lee B. Perry
Lee B. Perry
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1 †	Asset Purchase Agreement, dated October 1, 2010.

† Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.